Exhibit 10.2

THIRD AMENDMENT

TO

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Third Amendment to Convertible Note Purchase Agreement, dated September 14, 2026, by and between VIP Play, Inc., a Nevada corporation, f/k/a KeyStar Corp. (the “Borrower”), and Rick Hackel, an individual (the “Purchaser”) (this “Amendment”), is effective September 1, 2026.

W I T N E S S E T H:

WHEREAS, the Borrower and the Purchaser entered into that certain Convertible Note Purchase Agreement, dated August 23, 2023 (as amended with a First Amendment, dated on or around July 25, 2024, and a Second Amendment, dated on or around September 8, 2025, the “Note Purchase Agreement”); and

WHEREAS, the Borrower desires to amend certain provisions of the Note Purchase Agreement, and the Purchaser desires to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Note Purchase Agreement shall have the same meaning herein as in the Note Purchase Agreement unless the context clearly indicates otherwise.

2. The Note Purchase Agreement is hereby amended as follows:

2.1	Section 3 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

3. Maturity Date. Unless converted into the Company’s common stock, par value $0.001 per share (the “Conversion Shares”) in accordance with Section 6 below (“Conversion”), the outstanding principal of the Notes, together with all accrued and unpaid interest thereon, shall be due and payable in a single balloon payment by the Company on February 28, 2027 (the “Maturity Date”).

2.2	Section 10.9 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

10.9 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Accordingly, as this Agreement and or the Notes concern the Company and certain noteholder(s), any terms of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the applicable noteholder(s) without requiring notice to nor the approval of the other noteholder(s). Any waiver or amendment effected in accordance with this Section 10.9 will be binding upon Company and the applicable noteholder(s) only.

2.3	Section 10.10 of the Note Purchase Agreement is hereby removed in its entirety.

2.4	The Schedule of Purchasers attached to the Note Purchase Agreement (“Purchaser Schedule”) is hereby amended and restated in its entirety with the Schedule of Purchasers attached to this Amendment as Exhibit 1 to reflect only those Purchasers with a Note that has a Principal Balance as of September 14, 2026.

3. The provisions of Section 2 of this Amendment shall not become effective until the Purchaser has received this Amendment, duly executed by the Borrower and the Purchaser.

4. The Borrower hereby confirms that all representations and warranties made by it pursuant to the terms and conditions of the Note Purchase Agreement and each other Loan Document are true and correct in all respects on the date hereof, except as such representations and/or warranties may have heretofore been amended, modified, or waived in writing in accordance with the Note Purchase Agreement. The Borrower hereby reconfirms and reaffirms all agreements and covenants made by it pursuant to the terms and conditions of the Note Purchase Agreement, except as such agreements and/or covenants may have heretofore been amended, modified, or waived in writing in accordance with the Note Purchase Agreement.

5. The Borrower hereby represents and warrants to the Purchaser that (i) the Borrower has the legal power and authority to execute and deliver this Amendment; (ii) the officers of the Borrower have been duly authorized to execute and deliver this Amendment and bind the Borrower with respect to the provisions hereof; (iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof, (a) do not violate or conflict with the organizational agreements of the Borrower or any law applicable to the Borrower or (b) result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; and (iv) this Amendment, constitutes valid and binding obligations of the Borrower in every respect, enforceable in accordance with its respective terms.

6. Each reference to the Note Purchase Agreement that is made in the Note Purchase Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Note Purchase Agreement as amended hereby.

7. Except as amended hereby, all of the terms and conditions of the Note Purchase Agreement shall remain in full force and effect. This Amendment amends the Note Purchase Agreement and is not a novation thereof. This Amendment applies to all Notes issued to the Purchaser under the terms of the Note Purchase Agreement.

8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Any signature delivered by a party by facsimile, e-mail or other electronic transmission shall be deemed to be an original signature hereto.

9. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of Florida without regard to the principles of the conflicts of law thereof.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Amendment to be executed on the date first written above.

BORROWER:

VIP Play, Inc., a Nevada corporation, f/k/a KeyStar Corp.

By:	/s/ Bruce A. Cassidy
Bruce A. Cassidy, its Executive Chairman

PURCHASER:

/s/ Rick Hackel
Rick Hackel, an individual

EXHIBIT 1

SCHEDULE OF PURCHASERS

As of September 14, 2026

Purchaser:	Closing Date:	Consideration and Principal Balance of Promissory Note:
Rick Hackel	August 23, 2023	$200,000.00
Access Fund I, LP	September 1, 2023	$150,000.00
Rick Hackel	September 9, 2025	$100,000.00